Exhibit 5.1

December 23, 2013

Energy Focus, Inc.

32000 Aurora Road

Solon, Ohio 44139

Ladies and Gentlemen:

We have acted as counsel to Energy Focus, Inc., a Delaware corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on December 16, 2013, as amended, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by the Company of 62,004,187 shares (the “Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company to be offered and sold by the stockholders of the Company named in the Registration Statement, of which 26,717,393 Shares may be issued upon conversion of the Company’s 5% convertible subordinated notes held by certain of the selling stockholders (the “Notes”) and 10,275,000 Shares may be issued upon exercise of warrants to purchase Common Stock held by certain of the selling stockholders (the “Warrants”).

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares outstanding on the date hereof are validly issued, fully paid and non-assessable and that the Shares that may be issued upon conversion of the Notes and exercise of the Warrants, when issued and paid for in accordance with such Notes and Warrants, will be validly issued, fully paid and non-assessable.

Energy Focus, Inc.

December 23, 2013

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP